Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Special Meeting date.

INTERNET
XTO ENERGY INC.	http://www.proxyvoting.com/xto Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

	Please mark	☒
your votes as
The XTO Energy Inc. Board of Directors recommends a vote “FOR” proposals 1 and 2.	indicated in
this example

		FOR	AGAINST	ABSTAIN

Proposal 1:	Adoption of the Agreement and Plan of Merger, dated as of December 13, 2009, among Exxon Mobil Corporation, ExxonMobil Investment Corporation and XTO Energy Inc.	☐	☐	☐

Proposal 2:	Adjournment of the XTO Energy Inc. Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Special Meeting.	☐	☐	☐

If this proxy card is properly signed but no direction is specified, your proxy will be voted “FOR” proposals 1 and 2 as recommended by the XTO Energy Inc. Board of Directors.

Mark Here for Address	☐
Change or Comments
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

You can now access your XTO Energy Inc. account online.

Access your XTO Energy Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for XTO Energy Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

XTO ENERGY INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

XTO ENERGY INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [—], 2010

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on [—], 2010 and the proxy statement/prospectus, and appoints Frank G. McDonald and Virginia N. Anderson, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of XTO Energy Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders to be held at [—], located at [—], at [—], local time and at any adjournments or postponements thereof, with the same force and effect as if the undersigned had voted such shares in person at the Special Meeting. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card.

This proxy card, when properly signed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “FOR” proposals 1 and 2.

THE XTO ENERGY INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)